                                                                      EXHIBIT 21


                           COMPAQ COMPUTER CORPORATION
                            SIGNIFICANT SUBSIDIARIES

Compaq Computer Australia Pty. Limited                                    Australia
Compaq Computer SARL/BVBA                                                 Belgium
Compaq do Brasil Ltda.                                                    Brazil
Compaq Canada Corp.                                                       Canada
Compaq Cayman Holdings Company                                            Cayman Islands
Compaq Cayman Islands Investment Company                                  Cayman Islands
Compaq Computer Cayman, LP                                                Cayman Islands
Compaq Computer (US), Inc.                                                Delaware
Compaq Computer International Corporation                                 Delaware
Compaq Financial Services Corporation                                     Delaware
CPQ Holdings, Inc.                                                        Delaware
Compaq Computer ApS                                                       Denmark
Compaq Computer France                                                    France
Compaq Computer BDG GmbH                                                  Germany
Compaq Computer Customer Support Center GmbH                              Germany
Compaq Computer Gesellschaft mit beschrankter Haftung                     Germany
Compaq Computer Limited-Hong Kong                                         Hong Kong
Compaq Computer Distribution (Ireland) Limited                            Ireland
Compaq Computer Srl.                                                      Italy
Compaq Computer K.K.                                                      Japan
Compaq Korea Limited                                                      Korea
Compaq Computer Luxembourg S.C.A.                                         Luxembourg
Compaq Participations Luxembourg Sarl.                                    Luxembourg
Compaq Computer Madeira, LDA                                              Madeira
Compaq Computer de Mexico S. de R.L. de C.V.                              Mexico
Compaq Computer (Maastricht) B.V.                                         Netherlands
Compaq Computer B.V.                                                      Netherlands
Compaq Computer EMEA Holdings II BV                                       Netherlands
Compaq Computer Group B.V.                                                Netherlands
Compaq Computer International B.V.                                        Netherlands
Compaq Computer Leiden B.V.                                               Netherlands
Compaq Computer LTE B.V.                                                  Netherlands
Compaq Computer Sp.z.o.o.                                                 Poland
Compaq Computer Portugal, Limitada                                        Portugal
Compaq Computer Manufacturing Limited                                     Scotland
Compaq Asia Fulfillment Center Pte.Ltd.                                   Singapore
Compaq Asia Pte. Limited                                                  Singapore
Compaq Holdings Pte. Ltd.                                                 Singapore
Compaq Computer (Proprietary) Limited                                     South Africa
Compaq Computer Espana, S.L.                                              Spain
Compaq Computer Spain ETVE, S.L.                                          Spain
Compaq Computer A.B.                                                      Sweden
Compaq Computer (Schweiz) Gmbh                                            Switzerland
Compaq Computer Holding Limited                                           Switzerland
Compaq Computer International GmbH                                        Switzerland
Compaq Information Technologies Group, L.P.                               Texas
Compaq Computer Group Limited                                             United Kingdom
Compaq Computer Limited - UK                                              United Kingdom
Compaq Computer UK Enterprise Limited                                     United Kingdom